Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA, February 4, 2008 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.39 per share for the quarter ended December 31, 2007, compared to $0.67 per share (diluted) for the quarter ended December 31, 2006, and $1.80 per share (diluted) for the full year 2007 compared to $2.95 per share (diluted) for 2006. Net income for the fourth quarter of 2007 includes gains on the sale of properties of $0.10 per share, net of tax, compared with $0.28 per share in gains for the same period in 2006.
Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2007 was $0.79 per share, compared to $0.76 per share for the fourth quarter of 2006. For the year ended December 31, 2007, FFO per share was $3.18, compared to $3.12 per share for 2006. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“Despite the uncertainty clouding the nation’s economic picture, a snapshot of the commercial real estate environment is not quite so gloomy. We continue to see solid market activity and prospects across the board in each of our product types in all of our markets. This is not 2001 where demand evaporated and sublet space swamped the markets. Supply and demand is more balanced; prospect activity is consistent; and market behavior is disciplined,” commented Bill Hankowsky, chief executive officer. “That said, Liberty is well-positioned to operate effectively in an uncertain and capital-constrained economic environment. Our existing occupancy is very healthy, and we are facing lower-than-average lease expirations this year. Our balance sheet is solid and we have no need to access the unsecured debt markets this year.”
Portfolio Performance
Leasing: At December 31, 2007 Liberty’s in-service portfolio of 73.5 million square feet was 92.9% occupied, compared to 92.9% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 4.1 million square feet of space.
Same Store Performance: Property level operating income for same store properties was flat on a cash basis and decreased by 0.4% on a straight line basis for the fourth quarter of 2007 compared to the same quarter in 2006, and increased by 3.1% on a cash basis and 2.3% on a straight line basis for the full year 2007 compared to 2006.
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Liberty Property Trust Fourth Quarter 2007 Results -2-
Real Estate Investments
Development: During the fourth quarter, Liberty brought into service seven development properties totaling 956,000 square feet for a total investment of $137.2 million. At quarter-end the properties were 84.4% leased, and the current yield on the investments is 8.6%. A joint venture in which the company holds a 50% interest brought into service one development property for a total investment of $15 million. This property, which contains 340,000 square feet of leasable space, was 100% occupied as of December 31, 2007. The current yield on this investment is 10.5%. Additionally, 597,000 square feet of the 1.25 million square foot Comcast Center development came into service during the fourth quarter.
During the fourth quarter, Liberty began development of eight properties totaling 1.2 million square feet, with an expected total investment of $117.0 million. The properties consist of a 126,000 square foot flex building in Elkridge, MD; an office and a flex property totaling 112,000 square feet in suburban Milwaukee; a 100,000 square foot distribution building in the Richmond, VA market; two office buildings totaling 120,000 square feet in Phoenix; a 613,000 square foot distribution building in Houston; and a 105,000 square foot office building in Miramar, FL.
As of December 31, 2007, Liberty had 5.4 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $677.5 million, with an expected yield of 8.1%. The properties were 16.5% leased at year-end.
Acquisitions: During the fourth quarter, Liberty completed a merger with Republic Property Trust, in which Liberty acquired 2,417,000 square feet of operating office properties, six acres of land and a redevelopment property which will contain an additional 176,000 square feet in Washington, DC and Northern Virginia, for $913 million. Concurrently, Liberty contributed the properties and land to a joint venture in which Liberty holds a 25% interest. The joint venture valued the properties at $900 million. The transaction resulted in $13 million of goodwill.
In addition, the company acquired four distribution properties in North Carolina totaling 536,000 square feet for $26.7 million. The properties are 100% leased and have a current yield of 9.2%
Dispositions: During the fourth quarter, Liberty sold 33 properties containing 1.5 million square feet, and 15 acres of land, for $96.5 million. The properties sold consist of a distribution building in the Lehigh Valley, PA, three flex buildings in Minnesota, and the majority of the remainder of Liberty’s Michigan portfolio.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 74 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
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Liberty Property Trust Fourth Quarter 2007 Results -3-
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 5, 2008, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 32008769. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2007
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(Unaudited)
Operating Revenue
Rental	$132,265	$112,942	$487,884	$433,952
Operating expense reimbursement	56,236	50,558	210,863	184,407

Total operating revenue	188,501	163,500	698,747	618,359

Operating Expenses
Rental property	39,709	33,457	147,326	125,895
Real estate taxes	19,781	17,957	73,784	65,757
General and administrative	15,248	12,595	54,116	46,157
Depreciation and amortization	44,520	34,867	158,355	134,433

Total operating expenses	119,258	98,876	433,581	372,242

Operating Income	69,243	64,624	265,166	246,117

Other Income/Expense
Interest and other	3,901	2,445	11,748	8,714
Interest	(40,110)	(28,482)	(129,301)	(111,514)

Total other income/expense	(36,209)	(26,037)	(117,553)	(102,800)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	33,034	38,587	147,613	143,317
Gain (loss) on property dispositions	(187)	371	1,452	17,628
Income taxes	201	(303)	709	(288)
Minority interest	(6,470)	(5,039)	(23,693)	(19,894)
Equity in (loss) earnings of unconsolidated joint ventures	(1,252)	182	(226)	1,432

Income from continuing operations	25,326	33,798	125,855	142,195

Discontinued operations net of minority interest (including net gain on property dispositions of $9,244 and $25,032 for the quarters ended December 31, 2007 and 2006 and $33,622 and $112,620 for the years ended December 31, 2007 and 2006)	10,206	27,016	38,976	124,379

Net Income	$35,532	$60,814	$164,831	$266,574

Basic income per common share
Continuing operations	$0.28	$0.37	$1.38	$1.59

Discontinued operations	$0.11	$0.30	$0.43	$1.39

Total basic income per common share	$0.39	$0.67	$1.81	$2.98

Diluted income per common share
Continuing operations	$0.28	$0.37	$1.38	$1.58

Discontinued operations	$0.11	$0.30	$0.42	$1.37

Total diluted income per common share	$0.39	$0.67	$1.80	$2.95

Weighted average shares
Basic	91,206	90,272	91,185	89,313

Diluted	91,495	91,386	91,803	90,492

Liberty Property Trust
Statement of Funds From Operations
December 31, 2007
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2007		December 31, 2006		December 31, 2007		December 31, 2006
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$35,532	$0.39	$60,814	$0.67	$164,831	$1.81	$266,574	$2.98

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,675		763		6,494		2,871
Depreciation and amortization	44,129		37,802		162,833		149,606
Gain on property dispositions	(9,260)		(29,549)		(36,498)		(136,036)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,688)		(398)		(5,820)		(877)

Funds from operations available to common shareholders — basic	$72,388	$0.79	$69,432	$0.77	$291,840	$3.20	$282,138	$3.16

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$35,532	$0.39	$60,814	$0.67	$164,831	$1.80	$266,574	$2.95

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,675		763		6,494		2,871
Depreciation and amortization	44,129		37,802		162,833		149,606
Gain on property dispositions	(9,260)		(29,549)		(36,498)		(136,036)
Minority interest excluding preferred unit distributions and excess of preferred unit redemption over carrying amount	1,629		2,805		7,556		11,786

Funds from operations available to common shareholders — diluted	$75,705	$0.79	$72,635	$0.76	$305,216	$3.18	$294,801	$3.12

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	91,206		90,272		91,185		89,313
Dilutive shares for long term compensation plans	289		1,114		618		1,179

Diluted shares for net income calculations	91,495		91,386		91,803		90,492
Weighted average common units	4,190		4,195		4,190		3,895

Diluted shares for funds from operations calculations	95,685		95,581		95,993		94,387

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2007
(In thousands, except share amounts)

	December 31, 2007	December 31, 2006
Assets
Real estate:
Land and land improvements	$796,501	$666,588
Building and improvements	4,434,731	3,735,583
Less: accumulated depreciation	(863,609)	(786,778)

Operating real estate	4,367,623	3,615,393

Development in progress	328,138	538,521
Land held for development	247,124	195,332

Net real estate	4,942,885	4,349,246

Cash and cash equivalents	37,989	53,737
Restricted cash	34,567	55,671
Accounts receivable	27,379	20,753
Deferred rent receivable	80,087	71,894
Deferred financing and leasing costs, net of accumulated amortization (2007, $119,721; 2006, $100,406)	144,689	127,902
Investment in unconsolidated joint ventures	278,383	54,723
Assets held for sale	—	113,150
Prepaid expenses and other assets	92,770	63,835

Total assets	$5,638,749	$4,910,911

Liabilities
Mortgage loans	$243,169	$185,978
Unsecured notes	2,155,000	1,955,000
Credit facility	622,960	246,960
Accounts payable	44,666	40,633
Accrued interest	39,725	36,297
Dividend and distributions payable	59,849	58,961
Other liabilities	263,738	217,751

Total liabilities	3,429,107	2,741,580

Minority interest	372,621	297,727

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 187,987,000 shares authorized, 92,817,879 (includes 1,249,909 in treasury) and 90,972,979 (includes 59,100 in treasury) shares issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	93	91
Additional paid-in capital	1,984,141	1,906,403
Accumulated other comprehensive income	21,378	20,323
Distributions in excess of net income	(116,640)	(53,886)
Common shares in treasury, at cost, 1,249,909 and 59,100 shares as of December 31, 2007 and December 31, 2006, respectively	(51,951)	(1,327)

Total shareholders’ equity	1,837,021	1,871,604

Total liabilities & shareholders’ equity	$5,638,749	$4,910,911